[Execution Copy]

RIGHTS AGREEMENT dated as of
November 13,1998, by and between (i)
AMERICA ONLINE, INC., a Delaware
corporation (“AOL”) and (iv) PROVIDENT
AMERICAN CORPORATION, a
Pennsylvania corporation (the “Corporation”).

          The parties hereto deem it to be in their respective best interests to set forth the rights of AOL in connection with public and private sales of capital stock of the Corporation and, with respect to certain other matters relating to the Corporation.

          Reference is made to the Stock Subscription Warrant dated as of November 13, 1998, issued by the Corporation to AOL (the “New Warrant”), the Amended and Restated Stock Subscription Warrant dated as of November 13,1998, issued by the Corporation to AOL (the “Amended Warrant”) and the Renewal Stock Subscription Warrant which shall be issued to AOL by the Corporation in the event that the Amended and Restated Marketing Interactive Agreement dated as of February 1, 1998 (the “Original Agreement”), by and between Provident Health Services, Inc. (“PHS”) and AOL, as amended by the First Amendment to the Original Agreement dated as of November 10,1998, by and between AOL, HealthAxis.com, Inc., and PHS in accordance with its terms (the “Marketing Agreement”) is renewed pursuant to § 5.2.1 thereof (the “Renewal Warrant”) (collectively, the “Warrants”).

          NOW, THEREFORE, in consideration of the premises and mutual covenants, obligations and agreements contained herein, the parties hereto hereby agree as follows:

1. Participation Rights.

     (a) The following terms have the following meanings:

(i)	“Equity Securities” means (i) all shares of capital stock of the Corporation, (ii) all securities convertible into or exchangeable for shares of capital stock of the Corporation and (iii) all options, warrants, or other rights to purchase or otherwise acquire from the Coiporation shares of such capital stock, or securities convertible into or exchangeable for shares of such capital stock.

(ii)	“New Securities” means all Equity Securities other than Excluded Securities (as defined in Section 4 of the Warrants).

(iii)	“Proportionate Percentage” shall mean, that percentage figure which expresses the ratio that (x) the number of outstanding shares of Common Stock issued or issuable to AOL bears to (y) the aggregate number shares of voting capital of the Corporation then outstanding. For purposes solely of the computation required under the preceding clauses (x) and (y), all of the Corporation’s outstanding securities that are convertible into or exercisable or exchangeable directly or indirectly for shares of Common Stock shall be deemed to have been converted into or exercised or exchanged for shares of Common Stock at the rate at which such securities are convertible into or exercisable or exchangeable for shares of Common Stock in effect at the time of delivery by the Corporation of the Purchase Notice (as hereinafter defined).

     (b) If the Corporation proposes to offer New Securities to any person or entity at any time, such that the aggregate gross proceeds of such offering or series of related offerings exceeds seven million ($7,000,000) (the “Offering Proceeds Threshold”), the Corporation shall, before such offer, deliver to AOL an offer (the “Offer”) to sell, upon the terms set forth in this Section, to AOL its Proportionate Percentage of the New Securities (the “Offered Securities”) and its Proportionate Percentage of any New Securities not accepted for purchase by any other parties having similar rights to purchase the same (as to AOL the “Over-Allotment Right”). The Offer shall state that the Corporation proposes to issue the Offered Securities and specify their number and terms (including purchase price). The Offer shall remain open and irrevocable for a period of 15 days (the “Preemptive Period”) from the date of its delivery.

     (c) AOL may accept the Offer by delivering to the Corporation a notice (the “Purchase Notice”) within the Preemptive Period. The Purchase Notice shall state the number of Offered Securities AOL desires to purchase (including whether and to what extent AOL desires to exercise its Over-Allotment Right). The sale of Offered Securities with respect to which AOL delivered a Purchase Notice shall be made on a mutually acceptable business day, after expiration of the Preemptive Period on those terms and conditions of the Offer not inconsistent with this Section.

     (d) The Corporation may issue and sell the remaining Offered Securities or any portion thereof not so subscribed for on the terms and conditions of the Offer to any person, or entity within 90 days after expiration of the Preemptive Period. If such issuance is not made within such 90-day period, the restrictions provided for in this Section shall again become effective.

     (e) The obligations of the Corporation under this Section 1 shall not apply to (i) an underwritten public offering of Common Stock of the Corporation registered pursuant to the Securities Act (a “Public Offering”) or (ii) a Corporate Transaction. As used herein, a “Corporate Transaction” shall mean (A) any consolidation or merger of the Corporation with or into any other corporation or other entity, other than any merger or consolidation resulting in the holders of the capital stock of the Corporation entitled to vote for the election of directors holding a majority of the capital stock of the surviving or resulting corporation or other entity entitled to vote for the election of directors, (B) any person or entity (including any affiliates thereof) becoming the holder of a majority of the capital stock of the Corporation entitled to vote for the election of directors, or (C) any sale or other disposition by the Corporation of all or substantially all of its assets or capital stock.

2. Registration Rights.

     (a) As used in this Agreement, the following terms shall have the following meanings:

(i)	“Commission” means the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

(ii)	“Common Stock” means common stock, $.10 par value, of the Corporation.

(iii)	“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

(iv)	“Other Shares” means at any time those shares of Common Stock which do not constitute Primary Shares or Registrable Shares.

(v)	“Primary Shares” means at any time the authorized but unissued shares of Common Stock or shares of Common Stock held by the Corporation in its treasury.

(vi)	“Registrable Shares” means at any time the shares of Common Stock held (or to be held upon conversion of any Restricted Shares) by AOL or its. successors, assigns or transferees that constitute Restricted Shares.

(vii)	“Registration Date” means the date upon which the registration statement pursuant to which the Corporation shall have, initially registered shares of Common Stock under the Securities Act for sale to the public shall have been declared effective.

(viii)	“Restricted Shares” means at any time the Warrant Shares, and any shares or other securities received in respect thereof, which are held by AOL and which have not previously been sold to the public pursuant to a registration statement under the Securities Act or pursuant to Rule 144.

(ix)	“Rule 144” means Rule 144 promulgated under the Securities Act or any successor rule thereto or any complementary rule thereto.

(x)	“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

(xi)	“Transfer” means any disposition of any Restricted Shares or of any interest therein which constitutes a sale within the meaning of the Securities Act, other than any disposition pursuant to an effective registration statement under the Securities Act and complying with all applicable state securities and “blue sky” laws.

(xii)	“Warrant Shares” means shares of Common Stock issuable upon exercise or exchange of the Warrants.

     (b) Required Registration. If the Corporation at any time after the date hereof shall be requested by AOL to effect the registration under the Securities Act of Registrable Shares in accordance with this Section, the Corporation shall promptly use its best efforts to effect such registration under the Securities Act of the Registrable Shares which the Corporation has been so requested to register, provided, however, that the Corporation shall not be obligated to effect any registration under the Securities Act except in accordance with the following provisions:

(i)	the Corporation shall not be obligated to file (A) more than two (2) registration statements initiated pursuant to this Section which become effective, (B) any registration statement during any period in which any other registration statement (other than on Form S-4 or Form S-8 promulgated under the Securities Act or any successor forms thereto) pursuant to which Primary Shares are to be or were sold has been filed and not withdrawn or has been declared effective within the prior 90 days, or (C) any registration statement initiated pursuant to this Section 2(b), unless it relates to Registrable Shares having an anticipated aggregate offering price of at least $500,000.

(ii)	Notwithstanding the foregoing, in addition to the two (2) registration statements initiated pursuant to this Section for purposes of clause (A) above, in the event the Corporation is not able to honor a request pursuant to Section 2(e) below, the Corporation shall be obligated to file such number of additional registration statements (not to exceed three (3)) initiated pursuant to this Section to permit or facilitate the sale and distribution of all or such portion of AOL’s Registrable Shares which. AOL requests to be registered; provided, however, that prior to requesting registration pursuant to this Section 2(b)(ii), AOL must first demonstrate to the reasonable satisfaction of the Corporation that AOL is unable to sell or distribute such Registrable Shares under Rule 144 because (1) the resale provisions of Rule 144 are unavailable to AOL or AOL’s intended sale or distribution of the Registrable Shares, or (2) market conditions related to the volume of trading in the Corporation’s securities are such that AOL’s reliance on Rule 144 to sell or distribute the Registrable Shares would likely result in a material adverse effect on the price of such Registrable Shares;

(iii)	the Corporation may delay the filing or requesting effectiveness of any registration statement for a period not to exceed 90 days after the date of a request for registration pursuant to this Section 2 if (A) at the time of such request the Corporation is engaged, or has fixed plans to engage within 60 days of the time of such request, in a firm commitment underwritten public offering of Primary Shares in which AOL may include Registrable Shares pursuant to this Section 2 or (B) the Corporation shall furnish AOL a certificate signed by the President of the Corporation stating that, in the good faith judgment of the Board of Directors of the Corporation, it would be seriously detrimental to the Corporation and its shareholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement (provided that the Corporation may not utilize the right set forth in this clause (B) more than once in any 12-month period); and

(iv)	with respect to any registration pursuant to this Section, the Corporation may include in such registration any Primary Shares or Other Shares; provided, however, that if the managing underwriter advises the Corporation that the inclusion of all Registrable Shares, Primary Shares and Other Shares proposed to be included in such registration would interfere with the successful marketing (including pricing) of all such securities, then the number of Registrable Shares, Primary Shares and Other Shares proposed to be included in such registration shall be included in the following order:

a.	first, the Registrable Shares held by AOL:

b.	second, the Primary Shares: and

c.	third, the Other Shares.

     A request for registration under this Section may be rescinded or withdrawn by written notice to the Corporation by AOL; provided, however, that the transaction and directly related costs associated therewith shall be borne by AOL, and that such rescinded registration shall not count as a registration statement initiated pursuant to this Section for purposes of paragraph (a) above if such rescission or withdrawal is based upon material adverse information relating to the Corporation or its condition, business or prospectus that is different from that generally known to AOL at the time of its request. The Corporation and AOL shall mutually select any firm of underwriters in connection with a registration under this Section 2 which firm of underwriters shall be reasonably acceptable to both.

     Anything contained in this Section 2(b) to the contrary notwithstanding, except where to do so would have an adverse tax or accounting effect on AOL in its reasonable judgment, at the option of the Corporation, the Corporation may purchase that portion of the Registrable Shares that AOL has requested the Corporation register pursuant to this Section 2(b), at a per share purchase price equal to the difference between (x) the Fair Market Value (as defined in the Performance Warrant or the Time Warrant, as the case may be), net of commissions, of one Registrable Share as of the date of the request to register, less (y) the Warrant Price in effect under the Performance Warrant or the Time Warrant, as the case may be, at the time of such request.

     (c) Piggyback Registration. If the Corporation at any time proposes for any reason to register Primary Shares, Registrable Shares (other than pursuant to Section 2 hereof) or Other Shares under the Securities Act (other than on Form S-4 or Form S-8 promulgated under the Securities Act or any successor forms thereto or other than in connection with an exchange offer or offering solely to, the Corporation’s stockholders), it shall promptly give written notice to AOL of its intention so to register the Primary Shares or Other Shares and, upon the written request, given within 30 days after delivery of any such notice by the Corporation, of AOL to include in such registration Registrable Shares (which request shall specify the number of Registrable Shares proposed to be included in such registration), the Corporation shall use its best efforts to cause all such Registrable Shares to be included in such registration on the same terms and conditions as the securities otherwise being sold in such registration; provided, however, that if the managing underwriter advises the Corporation that the inclusion of all Registrable Shares and/or Other Shares proposed to be included in such registration would interfere with the successful marketing (including pricing) of the Primary Shares proposed to be registered by the Corporation, then the number of Primary Shares, Registrable Shares and Other Shares, proposed to be included in such registration shall be included in the following order:

(i)	first, the Primary Shares;

(ii)	second, the Registrable Shares held by AOL; and

(iii)	third the Other Shares.

     (d) Priority of Registration Rights. AOL acknowledges that the Corporation has outstanding warrants and options as of the date hereof which have registration rights associated therewith. Where such warrants and options require the holders thereof to be entitled to registration rights which rank pari passu with the Registrable Shares, the priority set forth in Section 2(c) hereof shall be revised so as to permit such warrant and option holders to participate on an equal basis with the holders of the Registrable Shares in connection with any registration rights hereunder.

     (e) Registrations on Form S-3.

          Anything contained in this Section 2 to the contrary notwithstanding, at such time as the Corporation shall have qualified for the use of Form S-3 promulgated under the Securities Act or any successor form thereto:

(i)	AOL shall have the right to request in writing up to two (2) registrations on Form S-3 or such successor form;

(ii)	In addition to the two (2) registrations on Form S-3 or such successor form described immediately above, AOL shall have the right to request in writing an unlimited number of registrations on Form S-3 or such successor form; provided, however, (A) AOL must bear the transaction and directly related costs of such registrations and (B) AOL must demonstrate to the Corporation’s reasonable satisfaction that AOL efforts to sell or distribute all or some portion of the Registrable Shares are impeded because (1) the resale provisions of Rule 144 are unavailable to AOL or AOL’s intended sale or distribution of the Registrable Shares, (2) market conditions related to the volume of trading in the Corporation’s securities are such that AOL’s reliance on Rule 144 to sell or distribute the Registrable Shares would likely result in a material adverse effect on the price of such Registrable Shares, or (3) AOL has not sold or had an opportunity in the prior 6-month period to include in a registration of Primary Shares, Registrable Shares or Other Shares under the Securities Act (other than on Form S-4 or Form S-8 promulgated under the Securities Act or any successor forms thereto or other than in connection with an exchange offer or offering solely to, the Corporation’s stockholders), all or such portion of AOL’s Registrable Shares which AOL requested to be registered;

(iii)	The Corporation and AOL hereby agree to consider the viability of amending the registration provisions hereof to provide for a registration statement on Form S-3 or such successor form which shall be filed as a “shelf registration” with respect to the resale of the Registrable Shares.

All requests by AOL for registration on Form S-3 shall (i) specify the number of Registrable Shares intended to be sold or disposed of, (ii) state the intended method of disposition of such Registrable Shares, and (iii) relate to Registrable Shares having an anticipated aggregate offering price of at least $500,000; provided, however, AOL may only make one such request in any 6-month period. A requested registration on Form S-3 or any such successor form in compliance with this Section shall not count as a registration statement demanded pursuant to Section 2(b), but shall otherwise be treated as a registration initiated pursuant to and shall, except as otherwise expressly provided in this Section 2(e), be subject to Section 2(b).

     (f) Holdback Agreement. If in connection with a public offering of shares of Common Stock of the Corporation registered pursuant to the Securities Act, the managing underwriter for such registration shall so request, AOL shall not sell, make any short sale of, grant any option for the purchase of, or otherwise dispose of any Restricted Shares (other than those shares of Common Stock included in such registration) without the prior written consent of the Corporation for a period designated by the Corporation in writing to AOL, which period shall not begin more than 10 days prior to the effectiveness of the registration statement pursuant to which such public offering shall be made and shall not last more than 120 days after the effective date of such registration statement; provided that AOL shall be bound by this provision only if, and to the extent, all officers and directors of the Corporation shall be bound by such a provision.

     (g) Preparation and Filing. If and whenever the Corporation is under an obligation pursuant to the provisions hereof to use its best efforts to effect the registration of any Registrable Shares, the Corporation shall, as expeditiously as practicable:

(i)	use its best efforts to cause a registration statement that registers such Registrable Shares to become and remain effective for a period of 120 days or until all of such Registrable Shares have been disposed of (if earlier);

(ii)	furnish, at least five business days before filing a registration statement that registers such Registrable Shares, a prospectus relating thereto or any amendments or supplements relating to such a registration statement or prospectus, to one counsel selected by AOL, copies of all such documents proposed to be filed (it being understood that such five-business-day period need not apply to successive drafts of the same document proposed to be filed so long as such successive drafts are supplied to such counsel in advance of the proposed filing by a period of time that is customary and reasonable under the circumstances);

(iii)	prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for at least a period of 120 days or until all of such Registrable Shares, have been disposed of (if earlier) and with regard to such Registrable Shares and the Primary Shares to comply with the provisions of the Securities Act with respect to the sale or other disposition of such Registrable Shares;

(iv)	notify in writing AOL’s counsel promptly (i) of the receipt by the Corporation of any notification with respect to any comments by the Commission with respect to such registration statement or prospectus or any amendment or supplement thereto or any request by the Commission for the amending or supplementing thereof or for additional information with respect thereto, (ii) of the receipt by the Corporation of any notification with respect to the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or prospectus or any amendment or supplement thereto or the initiation or threatening of any proceeding for that purpose and (iii) of the receipt by the Corporation of any notification with respect to the suspension of the qualification of such Registrable Shares, for sale in any jurisdiction or the initiation or threatening of any proceeding for such purposes;

(v)	use its best efforts to register or qualify such Registrable Shares, under such other securities or blue sky laws of such jurisdictions as any seller of Registrable Shares reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller of Registrable Shares to consummate the disposition in such jurisdictions of the Registrable Shares owned by such seller; provided, however, that the Corporation will not be required to qualify generally to do business, subject itself to general taxation or consent to general service of process in any jurisdiction where it would not otherwise be required so to do but for this paragraph (v);

(vi)	furnish to each seller of such Registrable Shares such number of copies of a summary prospectus, if any, or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such seller of Registrable Shares may reasonably request in order to facilitate the public sale or other disposition of such Registrable Shares;

(vii)	use its best efforts to cause such Registrable Shares to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Corporation to enable the seller or sellers thereof to consummate the disposition of such Registrable Shares;

(viii)	notify on a timely basis each seller of such Registrable Shares at any time when a prospectus relating to such Registrable Shares is required to be delivered under the Securities Act within the appropriate period mentioned in paragraph (i) of this Section, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and, at the request of such seller, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the offerees of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(ix)	make available for inspection by any seller of such Registrable Shares and any attorney, accountant or other agent retained by any such seller (collectively, the “Inspectors”), all pertinent financial and other records, pertinent corporate documents and properties of the Corporation (collectively, the “Records”), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Corporation’s officers, directors and employees to supply all information (together with the Records, the “Information”) reasonably requested by any such Inspector in connection with such registration statement. Any of the Information which the Corporation determines in good faith to be confidential, and of which determination the Inspectors are so notified, shall not be disclosed by the Inspectors unless (i) the disclosure of such Information is necessary to avoid or correct a misstatement or omission in the registration statement, (ii) the release of such Information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or (iii) such Information has been made generally available to the public. The seller of Registrable Shares, agrees that it win, upon learning that disclosure of such Information is sought in a court of competent jurisdiction, give notice to the Corporation and allow the Corporation, at the Corporation’s expense, to undertake appropriate action to prevent disclosure of the Information deemed confidential;

(x)	use its best efforts to obtain from its independent certified public accountants “comfort” letters in customary form and at customary times and covering matters of the type customarily covered by comfort letters;

(xi)	use its best efforts to obtain from its counsel an opinion or opinions in customary form;

(xii)	provide a transfer agent and registrar (which may be the same entity and which may be the Corporation) for such Registrable Shares;

(xiii)	issue to any underwriter to which any seller of Registrable Shares may sell shares in such offering stock’ certificates evidencing such Registrable Shares;.

(xiv)	apply to list such Registrable Shares on any national securities exchange on which any shares of the Common Stock are listed or, if the Common Stock is not listed on a national securities exchange, use its best efforts to qualify such Registrable Shares for inclusion on the automated quotation system of the National Association of Securities Dealers, Inc. (the “NASD”);

(xv)	otherwise use its best efforts to comply with all applicable rules and regulations of the Commission applicable to or affecting such registration and sale and make available to its security holders, as soon as reasonably practicable, earnings statements (which need not be audited) covering a period of 12 months beginning within three months after the effective date of the registration statement, which earnings statements shall satisfy the provisions of Section 11(a) of the Securities Act; and

(xvi)	use its best efforts to take all other steps necessary to effect the registration of such Registrable Shares contemplated hereby.

     (h) Expenses. Except as may be required by the NASD, NASDAQ or any state blue sky or securities commissions, and except as provided in Sections 2(b) and 2(e)(ii) hereof, all expenses incurred by the Corporation in complying with the registration provisions hereof, including, without limitation, all registration and filing fees (including all expenses incident to filing with the NASD), fees and expenses of complying with securities and blue sky laws, printing expenses, and fees and expenses of the Corporation’s counsel and accountants shall be paid by the Corporation; provided, however, that all underwriting discounts and selling commissions applicable to the Registrable Shares and all fees and expenses of any special or interim audit for any registration initiated by AOL pursuant to Section 2 hereof, that is not otherwise required under the Securities Act in connection with such registration and the fees of AOL’s counsel, shall be borne by AOL.

(i)	Indemnification.

(i)	In connection with any registration of any Registrable Shares under the Securities Act pursuant to this Agreement, the Corporation shall indemnify and hold harmless the seller of such Registrable Shares, its partners, members in the case of a limited liability corporation, beneficiaries in the case of a trust, officers and directors, each underwriter, broker or any other person acting on behalf of such seller and each other person, if any, who controls any of the foregoing persons within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several, (or actions in respect thereof) to which any of the foregoing persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the registration statement, under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein or otherwise filed with the Commission, any amendment or supplement thereto or any document incident to registration or qualification of any Registrable Shares, or arise out of or are based upon the omission or alleged omission to state the rein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any prospectus, necessary to make the statements therein in light of the circumstances under which they were made not misleading, or any violation by the Corporation of the Securities Act with respect to the Registrable Shares or state securities or blue sky laws applicable to the Corporation and relating to action or inaction required of the Corporation in connection with such registration or qualification under such state securities or blue sky laws; and shall reimburse such seller, such officer or director, such underwriter, such broker or such other person acting on behalf of such seller and each such controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Corporation shall not be liable in any such case to the extent that any such loss, claim, damage, liability (including legal and other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action) or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, preliminary prospectus, final prospectus, amendment, supplement or document incident to registration or qualification of any Registrable Shares in reliance upon and in conformity with written information furnished to the Corporation through an instrument duly executed by such seller or underwriter that states that it is specifically for use in the preparation thereof.

(ii)	In connection with any registration of Registrable Shares, under the Securities Act pursuant to this Agreement, each seller of Registrable Shares shall, severally but not jointly, indemnify and hold harmless (in the same manner and to the same extent as set forth in the preceding paragraph of this Section) the Corporation, each director and officer of the Corporation, each underwriter, broker or other person acting on behalf of such seller, each person who controls any of the foregoing persons within the meaning of the Securities Act and each other seller of Registrable

Shares under such registration statement with respect to any statement or omission from such registration statement, any preliminary prospectus or final prospectus contained therein or otherwise filed with the Commission, any amendment or supplement thereto or any document incident to registration or qualification of any Registrable Shares, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Corporation or such underwriter through an instrument duly executed by such seller or underwriter that states that it is specifically for use in connection with the preparation of such registration statement, preliminary prospectus, final prospectus, amendment, supplement or document; provided, however, that the obligation to indemnify will be (x) joint and several among AOL and its affiliates, and (y) several, but not joint and several, among any such sellers of Registrable Shares (other than among AOL and its affiliates), and the maximum amount of liability in respect of such indemnification shall be in proportion to and limited to, in the case of each seller of Registrable Shares, an amount equal to the net proceeds actually received by such seller from the sale of Registrable Shares effected pursuant to such registration.

(iii)	The indemnification required by Sections 2(i) and (ii) will be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred, subject to prompt refund in the event any such payments are determined not to have been due and owing hereunder.

(iv)	Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in the preceding paragraphs of this Section, such indemnified party will, if a claim in respect thereof is made against an indemnifying party, give written notice to the latter of the commencement of such action. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof; provided, however, that if any indemnified party shall have reasonably advised by counsel that there may be one or more legal or equitable defenses available to such indemnified party which are additional to or conflict with those available to the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party and such indemnifying party shall reimburse such indemnified party and any person controlling such indemnified party for that portion of the fees and expenses of such counsel and not more than one counsel retained by the indemnified party or parties which is reasonably related to the matters covered by the indemnity agreement provided in this Section.

(v)	The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and will survive the transfer of securities.

(vi)	If the indemnification provided for in this Section is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or action referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such loss, claim, damage or liability as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or a material fact or omission. The Corporation and the sellers of Registrable Shares agree that it would not be just and equitable if contributions pursuant to this paragraph were determined by pro rata allocation or by any other method of allocation which did not take into account the equitable considerations referred to herein. The amount paid or payable to an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to above shall be deemed to include, subject to the limitation set forth in Section 2(i)(iv), any legal or other expenses reasonably incurred in connection with investigating or defending the same. Notwithstanding the foregoing, in no event shall the amount contributed by a seller of Registrable Shares exceed the aggregate net offering proceeds received by such seller from the sale of such seller’s Registrable Shares.

(vii)	Notwithstanding any of the provisions herein to the contrary, the parties acknowledge that in the event of a public offering of shares of Common Stock the underwriter may require provisions different than those set forth in this Section 2(i) hereof, in which case the parties hereto agree to negotiate such provisions in good faith.

     (j) Information by Holder. AOL shall furnish to the Corporation such written information regarding AOL and the distribution proposed by AOL as the Corporation may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to herein.

     (k) Exchange Act Compliance. From and after the Registration Date or such earlier date as a registration statement filed by the Corporation pursuant to the Exchange Act relating to any class of the Corporation’s securities shall have become effective, the Corporation shall use its best efforts to comply with all of the reporting requirements of the Exchange Act and with all other public information reporting requirements of the Commission which are conditions to the availability of Rule 144 for the sale of the Common Stock. The Corporation shall cooperate with AOL in supplying such information as may be necessary for AOL to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of Rule 144.

     (1) No Conflict of Rights. The Corporation represents and warrants to AOL that the registration rights granted to AOL hereby do not conflict with any other registration rights granted by the Corporation. The Corporation shall not, after the date hereof, grant any registration rights which conflict with or impair the registration rights granted hereby.

     (m) Future Registration Rights. Should the Corporation, during the period of time in which registration rights exist with regard to the Registrable Shares, enter into a warrant agreement or option agreement which includes registration rights superior to those set forth herein, in whole or part, the Corporation agrees to amend Section 2 of this Agreement to provide for such expanded registration rights with regard to the Registrable Shares which remain outstanding.

3. Miscellaneous

     (a) Singular Rights. AOL acknowledges that the rights granted in Section 8 of the Performance Warrant and Section 9 of the Time Warrant and Sections 1 and 2 of this Agreement are singular in nature, and are not subject to aggregation (by way of example, the total number of transfers for the Time Warrant pursuant to Section 9 thereof and the Performance Warrant pursuant to Section 8 thereof, if any, shall be ten (10) without the prior written consent of the Corporation).

     (b) Successors and Assigns. This Agreement shall bind and inure to the benefit of the Corporation, AOL and, subject to Section 3(c), the respective successors and assigns of the Corporation and AOL.

     (c) Assignment. AOL may assign its rights hereunder to any purchaser or transferee of Restricted Shares; provided, however, that such purchaser or transferee shall, as a condition to the effectiveness of such assignment, be required to execute a counterpart to this Agreement agreeing to be treated as the seller or transferor hereunder whereupon such purchaser or transferee shall have the benefits of, and shall be subject to the restrictions contained in, this Agreement.

     (d) Entire Agreement. This Agreement, the Performance Warrant and the Time Performance Warrant, and the other writings referred to herein or delivered pursuant hereto,

contain the entire agreement among the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or understandings with respect thereto.

     (e) Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by telecopy, nationally-recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by such party to the other parties:

(i)	if to AOL at:

America Online, Inc.
22000 AOL Way
Dulles, VA 20166-9323
Attention: David M. Colburn, Senior Vice President, Business Affairs
Telecopier: 703-265-1206
e-mail address: AOLNOTICE@aolcom

With a copy to:

America Online, Inc.
22000 AOL Way
Dulles, VA 20166-9323
Attention: General Counsel
Telecopier: 703-265-1105

With a copy to:

Orrick, Herrington & Sutcliffe LLP
30 Rockefeller Plaza
New York, New York 10112
Attention: Martin H. Levenglick, Esq.
Telecopier: (212) 506-3730

If to PAMCO:

Provident American Corporation
2500 Dekalb Pike
Norristown, PA 19404-0511
Attention: Mr. Alvin H. Clemens, Chairman
Telecopier: (610)279-1486

With a copy to:

Butera. Beausang, Cohen & Brennan
630 Freedom Business Center
King of Prussia, PA 19406
Attention: Michael Beausang, Esq.
Telecopier: (610)265-7205

All such notices, requests, consents and other communications shall be deemed to have been delivered (a) in the case of personal delivery or delivery by telecopier, on the date of such delivery, (b) in the case of dispatch by nationally-recognized overnight courier, on the next business day following such dispatch and (c) in the case of mailing, on the third business day after the posting thereof.

     (f) Modifications: Amendments: Waivers. The terms and provisions of this Agreement may not be modified or amended, nor may any provision be waived, except pursuant to a writing signed by the Corporation and AOL.

     (g) Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

     (h) Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

     (i) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia applicable to contracts made and to be performed wholly therein (without reference to principles of conflict of laws).

     (j) Termination. This Agreement shall terminate and be of no further force or effect when there shall not be any Restricted Shares. In the event the Marketing Agreement is renewed pursuant to Section 5.2.1 thereof, the Corporation shall issue to AOL warrants (the “Renewal Term Warrants”) to purchase up to an additional 300,000 Warrant Shares in the form of the stock subscription warrant attached hereto as Exhibit A.

* * *

[COUNTERPART SIGNATURE PAGE TO RIGHTS AGREEMENT]

     IN WITNESS WHEREOF, the parties hereto have caused this Rights Agreement to be executed and delivered as of the date first above written.

AMERICA ONLINE, INC.

By:
Name:
Title:

PROVIDENT AMERICAN CORPORATION

By:
Name:
Title: